CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Carolina Financial Corporation

We consent to incorporation by reference in this Registration Statement No. 333-197152 on Form S-8 of Carolina Financial Corporation of our report dated March 20, 2015, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Carolina Financial Corporation for the year ended December 31, 2014.

/s/ Elliott Davis Decosimo, LLC

Charleston, South Carolina

March 20, 2015